Exhibit 23.2

PARKER RANDALL CF (H.K.) CPA LIMITED
Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon.
Tel : 35763455               Fax : 26251263

To:	Richard I Anslow
Attorney at Law
Anslow & Jaclin LLP
195 Route 9
South Manalapan
	NJ 07726	July 01, 2010

Dear Anslow,

We have reviewed the financial statements of China Green, Inc. for the years ended June 30, 2009 and June 30, 2008, and period ended March 31, 2010 and also the Form S-lA. No further comment is needed to be highlighted for your attention. We, as company's auditor, hereby make consent for the filing.

Best regards,

/s/ Parker Randall CF
Parker Randall CF (H.K.) CPA Limited